For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavcoindustries.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2024 FIRST QUARTER RESULTS AND ANNOUNCES NEW $100 MILLION STOCK REPURCHASE PROGRAM
PHOENIX, August 3, 2023 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) ("we," "our," the "Company" or "Cavco") today announced financial results for the first fiscal quarter ended July 1, 2023.
First Quarter Summary
•Net revenue was $476 million, down 19% compared to $588 million in the first quarter of the prior year.
•Factory-built housing Gross profit as a percentage of Net revenue was 24.8%, compared to 24.4% in the prior year. The current year period was impacted by purchase accounting adjustments on acquired inventory related to Solitaire Homes, which reduced Factory-built housing margins by 40 basis points.
•Financial services Gross profit as a percentage of Net revenue was 24.0% compared to 32.6% in the prior year. The decrease was the result of higher insurance claims from weather related events.
•Income before income taxes was $61 million, down 23% compared to $79 million in the prior year period.
•Net income per diluted share attributable to Cavco common stockholders was $5.29 compared to $6.63 in the prior year quarter.
•Backlogs were $177 million at the end of the quarter, down $67 million from $244 million three months prior.

Commenting on the quarter, President and Chief Executive Officer Bill Boor said, "Demand during the quarter continued to show the effects of diminished affordability. Despite the challenging market environment, strong management across our businesses generated solid cash flow again this quarter. Our plants continue to demonstrate their ability to maintain margins by keeping costs as variable as possible, which is core to our operating philosophy. Our healthy financial position enables us to maintain our strategic focus throughout the cycle and we expect to emerge from this downturn stronger due to our focus on the undeniable need for affordable housing."
He continued, "I'm also encouraged by the success of our digital marketplace, www.cavcohomes.com. We recently surpassed one million visitors in just six months since its launch, which is enabling us to funnel quality leads to our retailers. This shows that customers are out there shopping and the platform is another example of how we are executing our strategy of helping them buy homes."

Financial Results

	Three Months Ended
($ in thousands, except revenue per home sold)	July 1, 2023	July 2, 2022	Change
Net revenue
Factory-built housing	$457,109	$572,597	$(115,488)	(20.2)%
Financial services	18,766	15,741	3,025	19.2%
	$475,875	$588,338	$(112,463)	(19.1)%

Factory-built modules sold	7,406	9,242	(1,836)	(19.9)%

Factory-built homes sold (consisting of one or more modules)	4,582	5,346	(764)	(14.3)%

Net factory-built housing revenue per home sold	$99,762	$107,108	$(7,346)	(6.9)%
•In the factory-built housing segment, the decrease in Net revenue was due to 14.3% lower home sales volume and lower home selling prices, partially offset by the addition of Solitaire Homes.
•Financial services segment Net revenue increased from more insurance policies in force in the current period compared to the prior year.

	Three Months Ended
($ in thousands)	July 1, 2023	July 2, 2022	Change
Gross Profit
Factory-built housing	$113,368	$139,586	$(26,218)	(18.8)%
Financial services	4,511	5,138	(627)	(12.2)%
	$117,879	$144,724	$(26,845)	(18.5)%

Gross profit as % of Net revenue
Consolidated	24.8%	24.6%	N/A	0.2%
Factory-built housing	24.8%	24.4%	N/A	0.4%
Financial services	24.0%	32.6%	N/A	(8.6)%

Selling, general and administrative expenses
Factory-built housing	$56,021	$60,923	$(4,902)	(8.0)%
Financial services	5,659	5,213	446	8.6%
	$61,680	$66,136	$(4,456)	(6.7)%

Income from Operations
Factory-built housing	$57,347	$78,663	$(21,316)	(27.1)%
Financial services	(1,148)	(75)	(1,073)	1,430.7%
	$56,199	$78,588	$(22,389)	(28.5)%
•In the factory-built housing segment, Gross profit as a percent of Net revenue was up 20 basis points primarily related to lower input costs. The current year quarter also includes certain purchase accounting adjustments related to the acquisition of Solitaire Homes inventory, which negatively impacted margins by 40 basis points.
•In the financial services segment, Gross profit and Income from operations were negatively affected by higher insurance claims from weather related events.

•Selling, general and administrative expenses decreased primarily as a result of lower incentive compensation on reduced sales and lower legal and professional expenses.
•Income before income taxes in the financial services segment decreased $1.1 million from the same period last year. The net decline was directly caused by high claims volume in the insurance subsidiary generated by multiple weather events.

	Three Months Ended
($ in thousands, except per share amounts)	July 1, 2023	July 2, 2022	Change
Net Income attributable to Cavco common stockholders	$46,357	$59,602	$(13,245)	(22.2)%
Diluted net income per share	$5.29	$6.63	$(1.34)	(20.2)%
Items ancillary to our core operations had the following impact on the results of operations:

	Three Months Ended
($ in millions)	July 1, 2023	July 2, 2022
Net revenue
Unrealized gains (losses) recognized during the period on securities held in the financial services segment	$0.3	$(1.2)
Selling, general and administrative expenses
Expenses incurred in engaging third-party consultants in relation to the non-recurring energy efficient home tax credits	—	(2.6)
Legal and other expense related to the Securities and Exchange Commission inquiry	(0.3)	(1.4)
Other income (expense), net
Corporate unrealized gains (losses) recognized during the period on securities held	0.1	(1.1)
2023 Stock Repurchase Program
On August 1, 2023, the Company's Board of Directors approved a new $100 million stock repurchase program that may be used to purchase its outstanding common stock. This increases the total available to $135.7 million including the amount remaining under the program announced in 2022.
The purchases may be made in the open market or one or more privately negotiated transactions in compliance with applicable securities laws and other legal requirements. While there is no expiration date, the actual timing, number and value of shares repurchased under the program will be determined by the Company in its discretion and will depend on a number of factors, including market conditions, applicable legal requirements and other strategic capital needs and opportunities. The plan does not obligate Cavco to acquire any particular amount of common stock and may be suspended or discontinued at any time. The Company expects to finance the program from existing cash resources.
Conference Call Details
Cavco's management will hold a conference call to review these results tomorrow, August 4, 2023, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone. To participate by phone, please register at https://register.vevent.com/register/BI8b17b90260c8483b9676add7194c4e81 to receive the dial in number and your PIN. An archive of the webcast and presentation will be available for 90 days at https://investor.cavco.com.

About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. Our products are marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Nationwide, Fairmont, Friendship, Chariot Eagle, Destiny, Commodore, Colony, Pennwest, R-Anell, Manorwood, MidCountry and Solitaire. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of transportation or raw materials; increased health and safety incidents; our ability to negotiate reasonable collective bargaining agreements with the unions representing certain employees; increases in the rate of cancellations of home sales orders; our ability to successfully integrate past acquisitions or future acquisitions; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our ability to maintain the security of personally identifiable information of our customers, suppliers and employees; our participation in certain financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; our exposure to significant warranty and construction defect claims; our exposure to claims and liabilities relating to products supplied to the Company or work done by subcontractors; our contingent repurchase obligations related to wholesale financing provided to industry distributors; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; taxation authorities initiating or successfully asserting tax positions which are contrary to ours; governmental and regulatory disruption, including (i) prolonged delays by Congress and the President to approve budgets or continuing appropriations resolutions to facilitate the operation of the federal government or (ii) shutdowns or delays at the Mexico border; curtailment of available financing from home-only lenders and increased lending regulations; the effect of increasing interest rates on our customer's ability to finance home purchases; availability of wholesale financing and limited floor plan lenders; market forces, rising interest rates, fluctuations in exchange rates and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the financial markets; unfavorable zoning ordinances; extensive regulation affecting the production and sale of manufactured housing; potential financial impact on the Company from the recently settled regulatory action by the SEC against the Company, including potential higher insurance costs as a result of such action, potential reputational damage that the Company may suffer and the Company's potential ongoing indemnification obligations related to ongoing litigation not involving the Company; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; liquidity and ability to raise capital may be limited; and organizational document provisions delaying or making a change in control more difficult; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended April 1, 2023 as may be updated from time to time in future filings on Form 10-Q and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, as required by law. Investors should not place undue reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	July 1, 2023	April 1, 2023
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$352,234	$271,427
Restricted cash, current	13,560	11,728
Accounts receivable, net	84,877	89,347
Short-term investments	14,173	14,978
Current portion of consumer loans receivable, net	13,477	17,019
Current portion of commercial loans receivable, net	48,772	43,414
Current portion of commercial loans receivable from affiliates, net	1,491	640
Inventories	253,986	263,150
Prepaid expenses and other current assets	76,117	92,876
Total current assets	858,687	804,579
Restricted cash	585	335
Investments	17,967	18,639
Consumer loans receivable, net	25,891	27,129
Commercial loans receivable, net	51,612	53,890
Commercial loans receivable from affiliates, net	3,584	4,033
Property, plant and equipment, net	223,663	228,278
Goodwill	115,498	114,547
Other intangibles, net	29,398	29,790
Operating lease right-of-use assets	26,162	26,755
Total assets	$1,353,047	$1,307,975
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$28,634	$30,730
Accrued expenses and other current liabilities	264,742	262,661
Total current liabilities	293,376	293,391
Operating lease liabilities	22,114	21,678
Other liabilities	7,909	7,820
Deferred income taxes	5,702	7,581
Redeemable noncontrolling interest	1,120	1,219
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Issued 9,347,220 and 9,337,125 shares, respectively	93	93
Treasury stock, at cost; 671,801 shares	(164,452)	(164,452)
Additional paid-in capital	272,175	271,950
Retained earnings	915,667	869,310
Accumulated other comprehensive loss	(657)	(615)
Total stockholders' equity	1,022,826	976,286
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,353,047	$1,307,975

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	July 1, 2023	July 2, 2022
Net revenue	$475,875	$588,338
Cost of sales	357,996	443,614
Gross profit	117,879	144,724
Selling, general and administrative expenses	61,680	66,136
Income from operations	56,199	78,588
Interest income	4,618	1,314
Interest expense	(266)	(161)
Other income (expense), net	126	(431)
Income before income taxes	60,677	79,310
Income tax expense	(14,266)	(19,616)
Net income	46,411	59,694
Less: net income attributable to redeemable noncontrolling interest	54	92
Net income attributable to Cavco common stockholders	$46,357	$59,602

Net income per share attributable to Cavco common stockholders
Basic	$5.35	$6.68
Diluted	$5.29	$6.63
Weighted average shares outstanding
Basic	8,670,434	8,918,280
Diluted	8,758,080	8,988,929

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	July 1, 2023	July 2, 2022
Capital expenditures	$4,183	$25,007
Depreciation	$4,174	$3,438
Amortization of other intangibles	$392	$508

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